                                                                   EXHIBIT 10.23


                                                                     FINAL DRAFT

                              INVESTMENT AGREEMENT

                                     BETWEEN

                               MAPTUIT CORPORATION

                                     - AND -

                                ZIXIT CORPORATION

                                STIKEMAN ELLIOTT
                              COMMERCE COURT WEST,
                                   SUITE 5300,
                                TORONTO, ONTARIO
                                     MSL 1B9
                                     CANADA

                                TABLE OF CONTENTS

                                                             Page
                                                             ----
1.       INTERPRETATION.........................................1
2.       SUBSCRIPTIONS FOR SHARES...............................6
3.       REPRESENTATIONS AND WARRANTIES.........................7
4.       COVENANTS OF THE CORPORATION..........................22
5.       CLOSINGS AND CONDITIONS PRECEDENT TO CLOSINGS.........25
6.       PUBLIC ANNOUNCEMENTS..................................27
7.       NOTICES...............................................27
8.       GENERAL PROVISIONS....................................29

       THIS AGREEMENT dated and effective the 6(th) day of December, 2000.

BETWEEN:

               MAPTUIT CORPORATION, a corporation incorporated under the laws of the Province of Ontario,

               (hereinafter called the "Corporation")

               - and -

               ZIXIT CORPORATION, a corporation incorporated under the laws of Texas, USA,

               (hereinafter called the "Investor")

       WITNESSES THAT WHEREAS:

A. terms defined in Section 1 hereof are used in these recitals with their defined meanings;

B. the Corporation is engaged in the business of providing wireline and wireless Internet service for mapping, direction and location-based services to its customers; and

C. the Investor wishes to invest an aggregate of $3,000,000 in the Corporation upon and subject to the terms and conditions hereinafter set forth.

       NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto covenant and agree each with the others as follows:

1.  INTERPRETATION

1.1 Definitions. Where used in this Agreement, the following words and phrases have the following meanings:

       (a) "Affiliate" has the meaning set forth in Section 1(1) of the OBCA and is deemed to include a family trust;

       (b) "Agreement" means this Agreement and all amendments made hereto by written agreement between the Corporation and the Investor;

       (c) "Articles" means the articles of incorporation of the Corporation, as amended, a true copy of which is attached hereto as Schedule "A";

       (d) "Assets" means the undertaking, property and rights of the Corporation as a going concern, of every kind and description and wheresoever situated;

       (e) "Balance Sheet" means the balance sheet of the Corporation as at the Balance Sheet Date;

       (f)    "Balance Sheet Date" means October 31, 2000;

       (g) "Business" means the Corporation's business of providing wireline and wireless Internet service for mapping, direction and location-based services to its customers;

       (h) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Toronto, Ontario;

       (i) "Business Plan" means the Maptuit.com Business Plan dated December n, 2000 provided to the Investor;

       (j)    "OBCA" means the Business Corporations Act (Ontario), as amended;

       (k) "Common Shares" means any of the common shares in the capital of the Corporation having the rights and privileges described in the Articles;

       (l)    "Closing" means the closing of the Subscription referred to in
              Section 2 hereof and the concurrent execution and delivery of the Transaction Documents;

       (m)    "Closing Date" means the date hereof;

       (n) "Confidential Information" means any information, whether or not reduced to writing, including but not limited to a formula, pattern, compilation, programme, method, technique or process, or information contained or embodied in a product, device or mechanism and any research, analysis or plan related to the Business or any other business opportunity considered by the Corporation or a Subsidiary, which is used, or may be used, in the Corporation's or any Subsidiaries' trade or business, including but not limited to the Business, is of value to the Corporation or a Subsidiary and is not generally known by competitors or other participants in that trade or business;

       (o) "Constating Documents" means the Articles and the by-laws of the Corporation, together with any amendments thereto or replacements thereof;

       (p) "Conversion Shares" means the maximum number of Common Shares issuable to the Investor upon conversion of the Subscribed Shares in accordance with the rights, privileges, restrictions and conditions applicable thereto;

       (q) "Corporation" means Maptuit Corporation (formerly, Maptuit.com Inc.), its successors and permitted assigns;

       (r)    "Damages" has the meaning set forth in Section 4.3 hereof;

       (s) "Environmental Laws" means any applicable federal, provincial, state, municipal, and local laws, statutes, ordinances, by-laws, regulations and orders, directives and decisions, approvals of any Governmental Authority related to environmental, health, occupational safety and product liability matters, in effect from time to time;

       (t) "Financial Statements" means the unaudited Balance Sheet, income statement and statement of changes in financial position of the Corporation, each for the eleven- month period ended on the Balance Sheet Date, copies of which are attached hereto as Schedule "B";

       (u) "Founders" means, collectively, William Tapscott, Robert Tapscott, Richard Turek Jr., Ronald Blewitt and Max Stevens-Guille;

       (v) "Governmental Authority" means all applicable federal, provincial or state and municipal agencies, ministries, departments, boards, bureaus, commissions, inspectors and officials;

       (w) "Governmental Charges" means all Taxes, customs, duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any Governmental Authority, or other foreign government or Governmental Authority;

       (x) "Governmental Regulations" means all laws, statutes, regulations, codes, by-laws, orders, covenants, judgments, ordinances, decrees, treaties, directives, guidelines, restrictions, policies or plans (whether domestic, foreign or international) of all Governmental Authorities having jurisdiction over the matter and/or person then being referred to;

       (y) "Incentive Compensation Plan" means a duly approved incentive compensation plan, director and employee stock option plan, share purchase plan or profit sharing plan or similar arrangement with or for directors, officers, senior management, employees or shareholders of the Corporation or of the Subsidiary, as may, from time to time, be adopted by the Board of Directors of the Corporation;

       (z) "Intellectual Property" means all intellectual property and industrial property of the Corporation and the Subsidiary of every nature, including all patents and applications therefor, inventions, trade-marks, trade names, copyrights, Software, industrial designs (whether registered or unregistered), topographies, trade secrets, confidential information, know-how, show-how, concepts, data, and information used in or required for the full, complete and proper carrying on of the Business;

       (aa) "Investor" means ZixIt Corporation or its successors or permitted assigns;

       (bb)   "Investor's Solicitors" means Stikeman Elliott, Toronto, Ontario;

       (cc) "Material Contracts" means, (i) every agreement, contract or obligation requiring payment by or to the Corporation or the Subsidiary of an amount in any one year in the aggregate of $25,000; (ii) every agreement or contract which has any material direct or indirect effect (by license, assignment or otherwise) on the Assets, Intellectual Property or Business of the Corporation; and (iii) every agreement or contract with any directors, officers, shareholders, consultants or key employees of the Corporation or the Subsidiary; including the agreements listed in Schedule "D" hereto but excluding employment contracts;

       (dd) "Preferred Shares" means any of the Class A Preference Shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth in the Articles;

       (ee) "Proprietary Rights Agreement" means the proprietary rights agreement, in the form attached hereto as Schedule "K", entered into between the Corporation and each of the Founders;

       (ff) "Registration Rights Agreement" means the amended and restated registration rights agreement between the Corporation, the Investor and certain other securityholders of the Corporation dated as of the date hereof;

       (gg) "Securityholders' Agreement" means the amended and restated securityholders' agreement made among the Corporation, the Investor and the other securityholders of the Corporation dated March 8, 2000, as amended and restated on September 27, 2000 and the date hereof, in the form of Schedule "C" attached hereto;

       (hh) "Shares" means shares of any class in the capital stock of the Corporation;

       (ii) "Software" means the computer programs, including object code, source code, manuals and other written material, developed and/or owned by the Corporation or the Subsidiary necessary for the Corporation to carry on its Business;

       (jj) "Subscribed Shares" means the 1,800 Preferred Shares subscribed for by the Investor as set forth in Section 2.1 hereof;

       (kk) "Subscription Funds" means $3,000,000 to be received by the Corporation from the Investor pursuant to the purchase and sale of the Subscribed Shares;

       (ll) "Subscription Price" means the consideration payable by the Investor, as set forth in Section 2.1 hereof, pursuant to the purchase and sale of the Subscribed Shares;

       (mm) "subsidiary" has the meaning set forth in section 1(1) of the OBCA;

       (nn)   "Subsidiary" means Maptuit USA, Inc.;

       (oo) "Taxes" means, in relation to any person, any and all taxes (including any and all fines, interest and penalties in respect thereof) of any nature imposed, levied, withheld or assessed on or with respect to the income, profits or gains or the capital of such person (including, without limitation, any federal or state income or sales taxes, corporation capital tax, customs or excise duties or municipal license fees, and any taxes and other deductions required to be withheld from any payment made to any person) by Canada or any province thereof, the United States of America or any state thereof or any political subdivision or taxing authority thereof or therein, or by any other country or any political subdivision or taxing authority thereof or therein;

       (pp) "Time of Closing" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the parties may mutually agree upon in writing; and

       (qq) "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement and the Securityholders' Agreement.

1.2 Legislation. Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.3 Headings. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Sections and Paragraphs are to Sections and Paragraphs of this Agreement.

1.4 Extended Meanings. In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.5 Accounting Principles. Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles (referred to herein as "GAAP"), such reference shall be deemed to be to the generally accepted accounting principles of the Canadian Institute of Chartered Accountants or in such other statement by such other entity as may be approved by a significant segment of the accounting profession in Canada, applicable as at the date on which such calculation is made or required to be made in accordance with GAAP.

1.6 Currency. All references to currency herein are to lawful money of the United States of America.

1.7 Schedules. The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

        Schedule A - Articles
        Schedule B - Financial Statements
        Schedule C - Form of Securityholders' Agreement
        Schedule D - Material Contracts
        Schedule E - Non-Arm's Length Contracts
        Schedule F - Pre-Closing Capitalization
        Schedule G - Post-Closing Capitalization
        Schedule H - Liabilities
        Schedule I - Founder Agreements
        Schedule J - Intellectual Property
        Schedule K - Form of Proprietary Rights Agreement
        Schedule L - Employment Contracts/Consulting Agreements

2.  SUBSCRIPTIONS FOR SHARES

2.1 Subscription. Subject to the terms and conditions of this Agreement, the Investor agrees to subscribe for and purchase from the Corporation, and the Corporation agrees to allot and issue to the Investor, the Subscribed Shares for an aggregate subscription price of $3,000,000 (the "Subscription Price").

        Furthermore, the Investor agrees to invest an additional $2,000,000 (the "Additional Investment") in the Corporation prior to March 30, 2001, subject to the following: (i) the valuation of the Corporation for the Additional Investment, shall be that negotiated between the Corporation and the Investor or that established in one or more arms-length series of connected investment transactions that result in aggregate proceeds to the Corporation of at least $2,000,000; and (ii) the Additional Investment may be made, in the Investor's sole discretion, in cash or the Investor's common stock (valued at the time of the Additional Investment based on the 10-day weighted average closing price of the Investor's common stock immediately prior to such investment); if the Additional Investment is made in the form of the Investor's common stock, the shares will be privately issued and the Corporation may request that they be publicly registered under the U.S. Securities Act of 1933, as amended, upon the later of (x) three months following the date of issuance or (y) June 30, 2001. The Additional Investment shall be made pursuant to a separate investment agreement containing customary representations, warranties, and covenants.

2.2 Payment of Subscription Price. At the Closing, the Investor shall deliver to the Corporation payment by way of wire transfer, a certified cheque, bank draft or solicitor's trust cheque representing the Subscription Price payable to the Corporation as set out in Section 2.1 as payment in full for the Subscribed Shares being issued on the Closing Date.

2.3 Use of Subscription Funds. The Subscription Funds shall be applied by the Corporation to fund working capital requirements, hire additional personnel, marketing, sales and for research and development.

        Any material variation of the use of the Subscription Funds set out above shall require the prior written consent of the Investor, such consent not to be unreasonably withheld.

3.  REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Corporation. The Corporation represents and warrants to and in favour of the Investor as follows:

       (a) Incorporation and Registration. Each of the Corporation and the Subsidiary is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as currently conducted. Neither the nature of its activities or business nor the location or character of the property owned, operated or leased by the Corporation or the Subsidiary requires the Corporation or the Subsidiary to be registered, licensed or otherwise qualified as a foreign corporation or to be in good standing in any jurisdiction other than the Province of Ontario in the case of the Corporation and the State of Colorado and Massachusetts in the case of the Subsidiary, in each case where it is duly registered, licensed or otherwise qualified and in good standing for such purpose.

       (b) Subsidiaries. The Corporation has no subsidiary other than the Subsidiary nor any interest in any body corporate, partnership, joint venture or other entity and it is not a party to any agreement, option or commitment to acquire any shares or securities of any body corporate, partnership, trust, joint venture or other entity. The Corporation beneficially owns, directly or indirectly, all of the issued and outstanding shares in the capital of the Subsidiary free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been fully authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Subsidiary or any other security convertible into or exchangeable for such shares.

       (c) Constating Documents. The Corporation has delivered to the Investor herewith a true copy of the Constating Documents of the Corporation and the Subsidiary certified by an officer of the Corporation, including any and all amendments thereto and such Constating Documents as so amended are in full force and effect and no amendments are being made to the same, except as may be otherwise contemplated in this Agreement.

       (d) Corporate Records and Minute Books. The Corporation has made available to the Investor, the corporate records and minute books of the Corporation and the Subsidiary. The minute books include complete and accurate minutes of all meetings of the directors or shareholders of the Corporation and the Subsidiary, as applicable, held to date or resolutions passed by the directors or shareholders on consent, since the date of incorporation. The share certificate book, register of shareholders, register of transfers and register of directors of the Corporation and the Subsidiary are complete and accurate.

       (e) Books and Records. The Corporation has made available to the Investor all financial books and records of the Corporation and the Subsidiary. Such books and records fairly and correctly set out and disclose in all material respects the financial position of the Corporation and the Subsidiary and all material financial transactions relating to the Corporation and the Subsidiary have been accurately recorded in such financial books and records.

       (f) Bankruptcy, etc. No bankruptcy, insolvency or receivership proceedings have been instituted or are pending against the Corporation or the Subsidiary and each of the Corporation and the Subsidiary is able to pay its debts as they become due in the usual course of its business.

       (g) Due Authorization, etc. The Corporation has all necessary corporate power, authority and capacity to enter into the Transaction Documents and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of the Transaction Documents. The Corporation has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents and to observe the provisions of each in accordance with their terms. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other person including the shareholders of the Corporation is required for the due execution, delivery or performance by the Corporation of any of the Transaction Documents except for authorizations, approvals, actions, notices or filings which have been duly obtained or made and are in full force and effect.

       (h) Absence of Conflicting Agreements. Neither the Corporation nor the Subsidiary is a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, shareholders agreement, constating document provision, resolution of directors or shareholders, statute, regulation, order, judgment, decree, license, permit, law or rule which would be violated, contravened, breached by or under which default would occur or a lien, claim, restriction or encumbrance would be created as a result of the execution and delivery of any of the Transaction Documents or the carrying out of the Corporation's obligations hereunder or thereunder.

       (i) Enforceability of Obligations. When executed and delivered, the Transaction Documents will constitute valid and legally binding obligations enforceable against the Corporation in accordance with their respective terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

       (j) Valid Allotment and Issue. Upon receipt of the Subscription Price by the Corporation on the Closing Date, the Subscribed Shares will be duly and validly created, authorized, allotted and issued as fully paid and non-assessable, in compliance with all securities laws; the Investor will be the registered owner of the Subscribed Shares and, except as provided in the Transaction Documents, will be free and clear of all pre-emptive rights, mortgages, liens, charges, security interests, adverse claims, pledges and demands whatsoever arising by reason of the acts or omissions of the Corporation.

       (k) Pre-Closing Capital Stock. The capital stock of the Corporation is as set forth in Schedule "F" hereto. All of the issued Shares have been duly and validly issued in compliance with applicable securities laws and are outstanding as fully paid and non assessable shares in the capital stock of the Corporation. The legal and beneficial owners of the issued and outstanding Shares are set forth therein. To the best of the Corporation's knowledge, each shareholder holds title to its respective Shares, free and clear of all agreements, mortgages, pledges, charges, hypothecs, claims, liens, security interests, encumbrances and rights of other persons, except as disclosed in the Transaction Documents, and such Shares constitute all of the issued and outstanding Shares of the Corporation.

       (l) Post-Closing Capital Stock. After giving effect to the transactions contemplated for the Closing Date, the capital stock of the Corporation shall be as set forth in Schedule "G" hereto. All of the issued Shares shall have been duly and validly issued in compliance with applicable securities laws and will be outstanding as fully paid and non-assessable shares in the capital stock of the Corporation.

       (m) Convertible Securities. Other than as set out in Schedule "E", no person, other than pursuant to this Agreement, the Securityholders' Agreement and the Registration Rights Agreement and the obligations hereunder and thereunder and other than the granting of stock options to employees, has any agreement, contract, option or any right or privilege capable of becoming an agreement or option, including convertible securities, warrants, options or other convertible obligations or other rights to purchase, of any nature, binding upon, or which at any time in the future may become binding upon, the Corporation:

              (i) for the subscription, allotment, issue, purchase or acquisition by any means of any unissued Shares;

              (ii) for the subscription, allotment, issue, purchase or acquisition by any means of any other debt or equity securities of the Corporation, whether issued or unissued;

              (iii) for the conversion of any instruments or securities of the Corporation; or

              (iv) for the registration or offer to purchase (public or private) of any Shares or any other debt or equity securities of the Corporation.

       (n) No Shareholders/Voting Agreement. There are no shareholders' agreement or other agreements governing the voting, holding or sale of Shares of the Corporation or the management of the affairs of the Corporation, other than the Securityholders' Agreement.

       (o) No Dividends/Redemption. etc. No dividends have been declared or paid on or in respect of any Shares and no other distribution on any Shares or other securities has been made by the Corporation since the Balance Sheet Date. The Corporation has not redeemed, purchased or otherwise acquired or agreed to acquire any of its Shares since the Balance Sheet Date.

       (p) Financial Statements. The Financial Statements have been prepared in accordance with GAAP and present fairly:

              (i) all of the assets, liabilities and financial position of the Corporation as at the Balance Sheet Date (other than certain equipment listed as assets on balance sheet which is leased by the Corporation); and

              (ii) the sales, earnings, results of operations and cash flows and changes in financial position of the Corporation for the six-month period ended as at the Balance Sheet Date.

       (q) Absence of Changes. Since the Balance Sheet Date and except for the transactions contemplated by this Agreement, there has not been:

              (i) any change in the condition, operations or prospects of the business, assets or financial condition of the Corporation or the Subsidiary which has been, or in the aggregate would be, materially adverse to the Business, Assets, properties or future prospects of the Corporation and the Subsidiary, taken as a whole; or

              (ii) any damage, destruction, loss, labour trouble, threat of litigation, governmental investigation or other event, development or condition of any character (whether or not covered by insurance) materially or adversely affecting the Business, Assets, properties or future prospects of the Corporation and the Subsidiary, taken as a whole.

       (r) Absence of Unusual Transactions. Since the Balance Sheet Date and except for the transactions contemplated by this Agreement and the agreements listed in Schedule "I", neither the Corporation nor the Subsidiary has:

              (i) transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Balance Sheet or cancelled any debts, entitlements or claims except, in each case, in the ordinary and usual course of business and which, in the aggregate, exceed $10,000;

              (ii) incurred or assumed any obligation or liability (fixed or contingent), except those listed in Schedule "H" and except unsecured current obligations and liabilities incurred in the ordinary and usual course of business which do not in the aggregate exceed $10,000;

              (iii) except as set out in Schedule "E", issued or sold any Shares or any warrants, bonds, debentures or other securities of the Corporation or the Subsidiary or issued, granted or delivered any right, option or other commitment for the issuance of any such securities (other than stock options granted to employees) or reduced or increased the stated capital of any class of Shares;

              (iv) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Balance Sheet and liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business or as contemplated elsewhere in this Agreement;

              (v) directly or indirectly, declared or made any payment of any dividend or other distribution in respect of any Shares or purchased, redeemed or otherwise acquired any such Shares thereof or effected any subdivision, consolidation or reclassification of any such Shares;

              (vi) suffered an operating loss or any extraordinary loss, waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to the Business, Assets, properties or future prospects of the Corporation and the Subsidiary, taken as a whole;

              (vii) granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of personnel which it employs which do not, in the aggregate, exceed $10,000 or changed the terms of employment in respect of any personnel except in the usual and normal course of business and consistent with past practice;

              (viii) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the Assets or its property, whether tangible or intangible;

              (ix) purchased, leased or otherwise acquired any fixed asset or piece of mobile equipment exceeding, in the aggregate, $10,000;

              (x) removed any auditor or director or terminated any officer or other senior employee, whether of the Corporation or the Subsidiary;

              (xi) compromised or settled any litigation, proceeding or other governmental action relating to the Business, the Corporation or the Subsidiary; or

              (xii) authorized, agreed or otherwise become committed to do any of the foregoing.

       (s) Extent of Liabilities. The Corporation has no liabilities (whether accrued, absolute, contingent or otherwise) of any kind except as disclosed in Schedule "H" and except for liabilities incurred in the ordinary course of business since the Balance Sheet Date, which are consistent with past practice, and which would require the expenditure or payment by the Corporation in excess of $10,000, none of which has been, or in the aggregate would be, materially adverse to the Business, Assets, properties or future prospects of the Corporation and the Subsidiary, taken as a whole.

       (t) Non-Arm's Length Agreements. No director or officer, former director or officer, shareholder or employee of the Corporation or any other person not dealing at arm's length with the Corporation is a party or is otherwise bound by any agreement, contract or obligation between such person and the Corporation except as disclosed in Schedule "E".

       (u) No Guarantees. Neither the Corporation nor the Subsidiary is bound by any agreement, assurance, bond, undertaking or guarantee under or pursuant to which it has guaranteed or endorsed the debts, obligations or liabilities of any other person.

       (v) Assets. The Corporation has good and marketable title to all of the Assets (except Assets under lease, as to which the Corporation has good leasehold title), free and clear of any and all claims, liens, encumbrances and security interests whatsoever. No person, partnership, firm, corporation or other entity other than the Corporation owns or has any right in or to any property or Assets, which are necessary for or are used by the Corporation in the conduct of the Business.

       (w) Governmental Charges. Each of the Corporation and the Subsidiary has paid all Governmental Charges other than Charges which are not yet due and deducted and remitted (except to the extent that remittances are not yet due) to the relevant governmental authority or entity all Taxes, unemployment insurance contributions, pension plan contributions and any deductions or other amounts which it is required by statute or contract to collect and remit to any Governmental Authority or other entities entitled to receive payment of such deduction with respect to all officers, employees, and service providers of the Corporation and the Subsidiary.

       (x) Payment of Taxes. In this Section, a reference to the Corporation shall include a reference to every predecessor of the Corporation and a reference to the Subsidiary shall include a reference to every predecessor of the Subsidiary. As of the date of this Agreement, each of the Corporation and the Subsidiary has duly and in a timely manner filed all tax returns and reports required by law to have been filed by it (except for such tax returns and reports with respect to which the failure to timely file would not have a material adverse effect), has duly and correctly reported all income and other amounts required to be reported and has paid all Taxes to the extent that such Taxes have been assessed by the relevant taxation authority. Each of the Corporation and the Subsidiary has duly and in a timely manner paid all instalments of taxes required to be paid by it and has made full provision on its books for all Taxes that are not yet due, that will become due and which relate to periods ending immediately prior to the date of this Agreement. There are no actions, suits, proceedings, investigations, audits or claims now pending or threatened or, the best of the Corporation's knowledge, contemplated against the Corporation or the Subsidiary in respect of any Taxes and there are no matters under discussion with any taxation or other Governmental Authority relating to any such matters.

       (y) Directors, Officers, Key Employees and Service Providers. The following persons are all of the directors, officers, key employees and key service providers of the Corporation:


              Name                                  Title/Office
              ----                                  ------------
              Robert Tapscott                       Senior Vice President, Strategy and
                                                    Director
              William Tapscott                      Secretary
              Max Edward Peter Stevens-Guille       Treasurer and Director
              Jeffrey Papows                        President, Chief Executive Officer and
                                                    Director
              Donald Tapscott                       Director and Chairman
              Gregory Wolfond                       Director
              Aris Kekedjian                        Director
              Peter Schwartz                        Director

              and, without restricting any other representation in this Agreement, each of the Founders has entered into the Proprietary Rights Agreement.

       (z)    Employment Matters.

              (i) No employee or consultant of the Corporation or the Subsidiary has breached any agreement such that the Corporation or the Subsidiary, if it had knowledge thereof, would be liable to other parties to the breached agreement for employing or continuing to employ the employee.

              (ii) Neither the Corporation nor the Subsidiary is party to a collective bargaining agreement. To the best of the Corporation's knowledge there are no union organizing efforts being made at the Corporation or the Subsidiary.

              (iii) Except under the agreements disclosed in Schedule L, there are no policies or plans regarding incentive compensation, stock options, or other terms or conditions of employment or terms or conditions upon which employees or consultants or any individual employee or consultant may elect to be terminated and receive pay in lieu of notice or similar termination compensation (whether in lump sum or otherwise), which are binding upon the Corporation or the Subsidiary, as applicable.

              (iv) Each of the Corporation and the Subsidiary is operating in full compliance with all laws relating to employees, including employment standards, human rights, occupational health and safety, all pay equity and employment equity legislation and there have been no complaints against the Corporation or the Subsidiary under such laws.

              (v) There are no complaints or threatened complaints against the Corporation or the Subsidiary before any employment standards branch or tribunal or human rights commission or tribunal, nor, any occurrence which might lead to a complaint under any human rights legislation, employment standards legislation, health and safety legislation, workers' compensation legislation or pay equity legislation.

              (vi) There are no outstanding decisions or settlements or pending settlements under employment standards, human rights legislation, health and safety legislation, workers' compensation legislation, payment equity legislation or labour relations legislation which place any obligation upon the Corporation or the Subsidiary to do or refrain from doing any act or place a financial obligation on the Corporation or the Subsidiary.

              (vii) There are no outstanding orders or charges against the Corporation or the Subsidiary under the Workplace Safety and Insurance Act (Ontario) or any other applicable health and safety legislation in any other jurisdiction in which the Business is conducted.

              (viii) All levies, assessments and penalties made against the
                     Corporation or the Subsidiary pursuant to the Workplace Safety and Insurance Act (Ontario) or any other applicable workers' compensation legislation in any other jurisdiction in which the Business is conducted, have been paid by the Corporation, and neither the Corporation nor the Subsidiary has been reassessed under any such legislation during the past 5 years.

       (aa) Patents, Trade Marks and Copyrights. All patents, trade marks, trade names, brand names, trade designs, service marks and copyrights and all licenses and similar rights and property which are necessary or incidental to the conduct of the Business as the same is presently being carried on are valid and subsisting and held by the Corporation or the Subsidiary with good and marketable title and are in good standing free and clear of all security interests, claims, liens, objections and infringements of every nature and kind and all registrations therefor have been kept renewed and are in full force and effect.

       (bb)   Intellectual Property.

              (i) Schedule "J" sets forth a complete and correct list and brief description of all Intellectual Property which has been registered by or on behalf of the Corporation and the Subsidiary or for which applications for registration have been filed by the Corporation and the Subsidiary or are intended to be filed or used in the carrying on of the Business and no service marks, trade names, trade-marks, patents, whether domestic or foreign, or industrial designs other than the Intellectual Property are used in whole or in part by the Corporation or the Subsidiary.

              (ii) The Corporation or the Subsidiary is the sole and exclusive registered owner of all right, title and interest in and to the Intellectual Property (with no breaks in the chain of title thereof) and has the sole and exclusive right to use, sell, license, prepare derivative works for, or dispose of, and has the right to bring actions for the infringement or misappropriation of, the Intellectual Property.

              (iii) The Intellectual Property owned by the Corporation and the Subsidiary is in full force and effect and the Corporation or the Subsidiary, as the case may be, has used the Intellectual Property in such manner as to preserve its rights therein, including proper notices indicating ownership of and/or rights to use the Intellectual Property, to the extent reasonably necessary for the protection of the Intellectual Property.

              (iv) All directors, officers and employees having access to or knowledge of the Intellectual Property that is of a confidential nature and that is necessary or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of the Business have entered into non- disclosure agreements with the Corporation.

              (v) All employees of, and service providers to, the Corporation or the Subsidiary who are engaged to or could, in the course of their employment or engagement or otherwise, invent or develop intellectual property have entered into proprietary rights or similar agreements with the Corporation or the Subsidiary, pursuant to which the employee or service provider, as the case may be, assigns to the Corporation or the Subsidiary all

                     Intellectual Property, technical information and other information developed and/or worked on by the consultant while employed or engaged with the Corporation or the Subsidiary.

              (vi) No past or present director, officer, employee or service provider of the Corporation or the Subsidiary is in violation of any term of any non- disclosure, proprietary rights or similar agreement between the Corporation or the Subsidiary and such person.

              (vii) None of the Founders is in violation or breach of any terms and conditions of the Proprietary Rights Agreement or
                     Section 6 of the Securityholders' Agreement or has previously violated or breached any of the terms or conditions of such agreements.

              (viii) There are no claims of adverse ownership, invalidity or other opposition to or conflict with any Intellectual Property nor of any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Corporation or the Subsidiary relating to the Intellectual Property.

              (ix) There is no activity in which the Corporation or the Subsidiary is engaged, or any product which the Corporation or the Subsidiary manufactures or sells or any process, method, packaging or material that it employs in carrying on the Business which breaches, violates, infringes or interferes with any intellectual property rights of any third party or requires payment for the use of any patent, trade name, trade secret, trade mark, copyright or other intellectual property right of another person.

              (x) The execution, delivery and performance of the Transaction Documents will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property right owned, used by or licensed to the Corporation or the Subsidiary, will not cause the forfeiture or termination of any Intellectual Property right owned, used by or licensed to the Corporation or the Subsidiary or in any way exclude the right of the Corporation or the Subsidiary to use, sell, license or dispose of or to bring any action for the infringement or any Intellectual Property right owned, used by or licensed to the Corporation or the Subsidiary (or portion thereof).

       (cc) Protection of Data Processing and Storage. The data processing system used by the Corporation and the Subsidiary adequately meets the data processing needs of the business and operations of the Corporation and the Subsidiary as presently conducted. The Corporation has taken all appropriate action by instruction, agreement or otherwise with its employees or other persons permitted access to system application programs and data files used in the data processing system to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files. The data processing and data storage facilities of the Corporation and the Subsidiary are adequate and properly protected.

       (dd) Environmental Matters. In this Section 3.1(dd), a reference to the Corporation shall include a reference to every predecessor of the Corporation and a reference to the Subsidiary shall include a reference to every predecessor of the Subsidiary. All operations of the Corporation and the Subsidiary conducted on any real property, leased or owned by the Corporation or the Subsidiary and such properties themselves while occupied by the Corporation and the Subsidiary, have been and are in compliance in all material respects with all Environmental Laws. There has been no release by the Corporation or the Subsidiary of any hazardous substance as defined by the Environmental Laws which is now present in, on or under any real property, leased or owned by the Corporation or the Subsidiary (including underlying soils and substrata, surface water and groundwater) at levels which exceed decommissioning or remediation standards under any Environmental Laws or standards published or administered by those Governmental Authorities responsible for establishing or applying such standards. All environmental approvals required to be held by the Corporation or the Subsidiary have been obtained, are valid and in full force and effect, have been and are being complied with, and there have been and are no proceedings commenced or threatened to revoke or amend any such environmental approvals. Neither the Corporation nor any of its operations has been or is now the subject of any remedial order under any Environmental Laws, nor has any investigation or evaluation been commenced as to whether any such remedial order is necessary or of any threat of any such remedial order or any circumstances which could result in the issuance of any such remedial order.

       (ee) Material Contracts. As at the date of this Agreement, all of the Material Contracts of the Corporation and the Subsidiary are as set out in Schedule "D" hereto, executed copies of which have been delivered to the Investor, all such material contracts can be fulfilled and performed in all material respects by the Corporation and the Subsidiary in the normal course of business dealings and are in good standing and no event of default has occurred and is continuing and no event has occurred which, with the giving of notice, the passing of time or both, would constitute an event of default under any Material Contract.

       (ff) No Rights to Acquire Interest. Except for the Material Contracts and except as otherwise set out in this Agreement, there is no agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase or acquisition of any interest in the Business or the Assets from the Corporation or the Subsidiary.

       (gg) No Other Obligations. Other than the Material Contracts, there are no agreements of the Corporation or the Subsidiary, whether written or oral, which:

              (i) commit the Corporation or the Subsidiary to capital expenditures or involve liabilities, other than the purchase of inventory in the ordinary course of business, in excess of $25,000;

              (ii) involve partnerships, joint ventures, granting of marketing rights by or licensing of Intellectual Property of the Corporation or the Subsidiary;

              (iii) cannot be readily fulfilled or performed in all material respects by the Corporation or the Subsidiary in the normal course of business; or

              (iv) are not on arm's length terms or are in any way otherwise than in the ordinary and normal course of business, other than those disclosed in Schedule "E".

       (hh) No Fees. Neither the Corporation nor the Subsidiary is a party to or bound by any contract or commitment to pay any royalty, license fee or management fee except for the Material Contracts.

       (ii) No Powers of Attorney. There are no outstanding powers of attorney or other authorizations granted by the Corporation or the Subsidiary to any third party to bind the Corporation or the Subsidiary to any contract, agreement, liability or obligation.

       (jj) Absence of Litigation, etc. There is not now in progress, pending or, threatened or, to the best of the Corporation's knowledge, contemplated against the Corporation or the Subsidiary, any litigation, action, suit, investigation, claim, complaint or other proceeding, including appeals and applications for review, by or before any court, tribunal, government agency, commission, board, bureau, agency or instrumentality, domestic or foreign, which could materially and adversely affect the Corporation or the Subsidiary, the Assets or the Business or the Corporation's present or prospective ability to perform its obligations under any of the Transaction Documents.

       (kk) Compliance with Laws. The Business has been, and is now being, conducted and all of the properties and assets of any and every nature and kind whatsoever owned or leased by the Corporation and the Subsidiary have been, and are now being, used in compliance with all applicable Governmental Regulations of all Governmental Authorities having jurisdiction over the Corporation and the Subsidiary and no notices have been received that the Business is not being conducted or that any of such properties and assets are not being used in compliance with all applicable Governmental Regulations of all Governmental Authorities having jurisdiction over the Corporation and the Subsidiary;

       (ll) Governmental Consents. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Corporation or the Subsidiary is required for the valid execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, the valid offer, issue, sale and delivery of the Subscribed Shares pursuant to this Agreement, or the valid issue and delivery of Common Shares issuable upon conversion of the Subscribed Shares. Except for consents, approvals, filings or notices that will be timely given or timely made at or prior to the Time of Closing, neither the Corporation nor the Subsidiary is required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority as a condition to the valid execution, delivery or performance of any of the Transaction Documents or the consummation of the transactions contemplated thereby;

       (mm) Transactions with Affiliates. Except as set forth in Schedule "E" hereto, neither the Corporation nor the Subsidiary has any agreements, understandings and obligations involving any business entities in which a Founder may have a material interest. Except as set forth in Schedule "E" hereto, there exists no potential material complications relating to any agreement previously effected with prior employees, prior consultants or other entities;

       (nn) Insurance. The Corporation has and will carry insurance covering its properties and business adequate and customary for the type and scope of its properties and the Business. The Corporation has not suffered the cancellation of any of its insurance, nor has the Corporation been denied insurance which it has applied for or requested;

       (oo) Authorizations. There are no material governmental authorizations or permits which are, in any manner, necessary for the Corporation or the Subsidiary to conduct the Business as presently or previously conducted or for the ownership and use of the Assets in compliance with applicable Laws.

       (pp) Disclosure of Information. The Corporation has made available to the Investor and the Investor's Solicitors all documents and information pertaining to or affecting the Business insofar as such documents and information are known to the Corporation and pertain to the Business and the Corporation has not withheld from the Investor or the Investor's Solicitors or other professional advisers any material documents or information reasonably required to make not misleading those documents and that information made available by the Corporation to the Investor.

       (qq) No Untrue Statements. None of the foregoing representations, warranties and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading to a prospective investor seeking full information concerning the matters which are subject of such representations, warranties and statements.

       (rr) Resale Restrictions. The resale restrictions pertaining to the shares held by other shareholders in the Company are at least as restrictive as the resale restrictions described in paragraph 3.2(f) below pertaining to the Subscribed Shares.

       (ss) Life Insurance. The Corporation has obtained key-person life insurance on each of the Founders in the amount of $1,000,000 with the loss payee designated as the Corporation.

       (tt) Employment Agreements. The Corporation or the Subsidiary has entered into employment agreements which include devotion of time and confidentiality provisions consistent with the terms and conditions of the Proprietary Rights Agreement with each of the Founders and other consultants to the Corporation other than William Tapscott and Max Stevens-Guille.

       (uu) Tax Indemnities. The Corporation has entered into agreements with William Tapscott and Max Stevens-Guille which provide that such persons shall indemnify the Corporation for any Governmental Charges or Taxes assessed as a result of such persons being considered employees of the Corporation by any relevant taxation authority.

3.2 Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to and in favour of the Corporation as follows:

       (a) Authority. The Investor has all necessary power, authority and capacity to enter into this Agreement and, upon satisfaction or waiver of the condition precedents set forth in Section 5.2 herein, to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement.

       (b) Enforceability of Obligations. When executed and delivered, this Agreement will constitute a valid and legally binding obligation enforceable against the Investor in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

       (c) Residence and Purchasing as Principal. The Investor is resident in the State of Texas, U.S.A. and the Investor is purchasing the Subscribed Shares as principal for such Investor's own account and not for the benefit of, or on behalf of, any other person.

       (d) No Advertisement. To the best of the Investor's knowledge, the offer and sale of the Subscribed Shares is not being accompanied by an advertisement.

       (e) Exemptions from Securities Legislation. The Investor acknowledges that, as the sale of the Subscribed Shares to the Investor is being completed pursuant to exemptions from the prospectus requirements of applicable securities legislation in Canada, except as set forth in paragraph 4.1(i) the civil remedies provided for in such legislation are not available to the Investor, and the Investor may not receive information that it would be entitled to under such legislation if no prospectus exemption was available and that the Corporation is relieved of certain obligations which would otherwise apply under applicable securities legislation.

       (f) Resale Restrictions. The Investor understands the restrictions on resale of the Subscribed Shares imposed by applicable securities laws and that the certificates representing the Subscribed Shares will bear legends denoting certain resale restrictions. The Investor shall comply with all applicable resale restrictions. No prospectus has been filed with respect to the Subscribed Shares or this Agreement with any securities regulatory authority. The Investor understands that the Subscribed Shares cannot be sold or otherwise distributed in the absence of an exemption from the registration and prospectus requirements of applicable provincial securities laws.

       (g) No Market. There is no public market for the Subscribed Shares, and there is no certainty that such a market will ever develop. There can be no assurance that the Investor will be able to sell or dispose of the Subscribed Shares.

       (h) Purchasing as Principal. The Investor is purchasing the Subscribed Shares as principal for its own account and not for the benefit of any other person.

       (i) Primary Purpose. The Investor has not been created nor is it being used primarily to permit the purchase of the Subscribed Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation.

       (j) Sophisticated Purchaser. The Investor is capable of assessing the proposed investment as a result of the Investor's financial or investment experience or as a result of advice received from a registered person other than the Investor or an affiliate thereof, and is able to bear the economic loss of its investment. The Investor has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment.

       (k) Reliance on FOFI. The Investor acknowledges that the Business Plan includes forecast statements of operations and financial results, projections and forward- looking statements. The Investor acknowledges that since forecasted, projected and forward-looking information is based on assumptions regarding future events, actual results will vary and the variations may be material.

3.3 Meaning of "To the best of the Corporation's knowledge". For the purposes of the representations and warranties contained in Section 3.1, whenever "to the best of the

Corporation's knowledge" is used, it means to the best of the knowledge of the party or parties referred to after making such diligent inquiry as may be reasonable under the circumstances.

3.4 Reliance. The Corporation acknowledges that the Investor is relying on the representations and warranties set forth in Section 3.1 of this Agreement in advancing the Subscription Funds on the Closing Date, and agrees that such representations will be true, accurate and correct as of the Time of Closing on the Closing Date.

3.5 Survival of Representations and Warranties. All representations and warranties made herein will survive the delivery of this Agreement to the parties hereto and the completion of the transactions contemplated hereby and, notwithstanding such completion, will continue in full force and effect for the benefit of the parties to which such representations and warranties are made provided, however, that all representations and warranties shall terminate, and no claim may be made or action commenced in respect of a breach thereof, after the second anniversary of the Closing Date, other than representations and warranties contained in Sections 3.1(w) and (x) which shall terminate on the sixth anniversary of the Closing Date. No investigation at any time made by or on behalf of any party hereto shall diminish in any respect whatsoever its rights to rely on the representations and warranties set forth in this Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of the Corporation under or pursuant to this Agreement will constitute representations and warranties made by the Corporation thereunder.

4.  COVENANTS OF THE CORPORATION

4.1 Covenants of the Corporation. The Corporation covenants and agrees with the Investor that:

       (a) The Corporation shall comply, and the Corporation shall cause the Subsidiary to comply, with all laws, rules, regulations and orders, the non-compliance with which could materially and adversely affect the Business or the performance by the Corporation of its obligations under this Agreement or any other agreement with the Investor, as the case may be.

       (b) The Corporation will diligently observe and perform or cause to be observed and performed all covenants to be observed or performed under the Transaction Documents and under any other agreement between the Corporation and the Investor, as the case may be.

       (c) At any reasonable time and from time to time upon reasonable prior notice, the Corporation shall permit a representative of the Investor, at the reasonable expense of the Corporation, to examine and make copies of any abstracts from its records and books of account and to visit and inspect the Corporation and the Subsidiary and to discuss the affairs, finances and accounts of the Corporation and the Subsidiary with any of the directors, officers or senior management personnel of the Corporation and the Subsidiary.

       (d) The Corporation shall, and shall cause the Subsidiary to, do all things necessary to obtain, promptly renew and maintain in good standing from time to time, all approvals, leases, licenses, permits and consents as are required to own, develop and operate the Business, Assets, property and undertaking and perform its obligations under this Agreement and all other agreements between the Corporation and the Investor, as the case may be.

       (e) The Corporation shall give notice to the Investor forthwith of the occurrence of any material litigation, proceeding or dispute affecting the Corporation or the Subsidiary and from time to time shall provide the Investor with all reasonable information requested by the Investor concerning the status of any such litigation, proceeding or dispute.

       (f) The Corporation shall forthwith give notice to the Investor of any fact which, with the giving of notice, lapse of time or otherwise may constitute an event of default under any Material Contract or other obligation of the Corporation which might have a material adverse effect on the Corporation, the Business or Assets.

       (g) On the Closing, the Corporation shall file all documents and take all proceedings required to be taken by it to permit the Subscribed Shares to be distributed to the Investor in compliance with applicable securities legislation in Canada.

       (h) The Corporation shall forthwith give notice to the Investor of any fact which, with the giving of notice, lapse of time or otherwise constitute a breach of the obligations of or an event of default by, a Founder under the Proprietary Rights Agreement or Section 6 of the Securityholders' Agreement. In the event of such breach or default, the Corporation shall take all necessary action to enforce the rights of the Corporation under the Proprietary Rights Agreement or Section 6 of the Securityholders' Agreement.

       (i) The Corporation hereby grants to the Investor the contractual rights of action summarized in the Business Plan.

4.2 Survival of Corporation's Covenants. The covenants of the Corporation set forth in Section 4.l will survive the completion of the transactions contemplated by this Agreement and will continue in full force and effect for the benefit of the Investor for so long as the Investor remains a shareholder of the Corporation.

4.3 Indemnity. The Corporation shall indemnify and save the Investor and the director, officers and employees of the Investor harmless of and from any loss, liability, claim, damage or expense (whether or not involving a third-party claim) including reasonable legal expenses (collectively, "Damages") suffered by, imposed upon or asserted against any of the Investor or such other person as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

       (a) Any failure of a Founder to perform or fulfil any covenant or obligation of such Founder in the Proprietary Rights Agreement or
              Article 6 of the Securityholders' Agreement, or any violation or breach by a Founder of terms and conditions of the Proprietary Rights Agreement whether arising as of the date hereof or thereafter;

       (b) Any inaccuracy of any representation or warranty given by the Corporation contained in Section 3.1(y) or Section 3.1(bb)(vi) or
              (vii) of this Agreement; and

       (c) Any failure by the Corporation to perform or fulfil the covenant of the Corporation contained in Section 4.1(h) of this Agreement.

4.4    Limitations on Indemnity.

       (a) If the Investor or one of its directors, officers or employees (the "Indemnified Party") shall become aware of any claim, demand, proceeding or other matter (a "Claim") in respect of which the Corporation (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to Section 4.3, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Damages incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

       (b) Following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request and as is reasonably available to the Indemnified Party. If both parties agree at or prior to the expiration of such 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

       (c) No Claim shall be made pursuant to Section 4.3 until the aggregate Damages suffered or incurred by all Indemnified Parties exceed $300,000, at which time the Indemnified Parties may make Claims in respect of all such Damages, including the first $300,000.

       (d) The maximum liability of the Corporation pursuant to Section 4.3 shall not exceed $3,000,000.

5. CLOSINGS AND CONDITIONS PRECEDENT TO CLOSINGS

5.1 Closing Arrangements. Subject to the terms and conditions herein, the transactions contemplated herein shall be closed on the Closing Date at the Time of Closing at the offices of the Corporation's Solicitors, 1 First Canadian Place, Suite 4400, Toronto, Ontario, or at such other place or places as may be mutually agreed upon by the Investor and the Corporation.

5.2 Conditions Precedent of Investor to Closing. The Investor's obligation to subscribe for and purchase the Subscribed Shares on the Closing Date is conditional on and subject to the satisfaction of the following conditions precedent:

       (a) the board of directors of the Corporation shall have approved and authorized the form, execution and delivery of the Transaction Documents and the allotment and issuance of the Subscribed Shares, the Acceleration Services Shares and the reservation of the Conversion Shares;

       (b) the Corporation shall have fully performed, observed and complied with all of the covenants and agreements to be performed, observed or complied with in all material respects by them on or before the Closing Date;

       (c) the Investor shall be furnished with such certificates, affidavits or statutory declarations of the Corporation, the officers of the Corporation, and legal opinions of the solicitors of the Corporation as reasonably required and as the Investor or the Investor's Solicitors may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with in all material respects by the Corporation at or prior to the Time of Closing have been performed and complied with;

       (d) the Corporation shall have reconstituted the Board of Directors of the Corporation to appoint the Investor Nominee, initially being Ronald A. Woessner, in accordance with the Securityholders' Agreement and the Corporation shall have entered into an indemnity agreement with the Investor nominee in a form satisfactory to the Investor;

       (e) each of the Investor and the Investor's Solicitors shall be satisfied, acting reasonably, with the documentation, opinions and other certificates and instruments required to be delivered pursuant to this paragraph.

5.3 Waiver or Termination by Investor. The conditions contained in Section 5.2 hereof are inserted for the exclusive benefit of the Investor and may be waived in whole or in part by the Investor in writing at any time. The Corporation acknowledges that the waiver by the Investor, as the case may be, of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Corporation herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 5.2 hereof are not fulfilled or complied with as herein provided by the Time of Closing, the Investor may, at its option, terminate this Agreement by notice in writing to the Corporation and in such event the Investor shall be released from all obligations hereunder.

5.4 Conditions Precedent of the Corporation to Closing. The Corporation's obligation to accept the subscription of the Investor and issue the Subscribed Shares on the Closing Date is conditional on and subject to the Investor having tendered its Subscription Price hereunder and the representations and warranties of the Investor set forth in Section 3.2 being true and correct in all material respects at the Time of Closing on the Closing Date with the same force and effect as if made at and as of such time.

5.5 Waiver or Termination by the Corporation. The conditions contained in
Section 5.4 hereof are inserted for the exclusive benefit of the Corporation and may be waived in whole or in part by the Corporation in writing at any time. If the conditions contained in Section 5.4 hereof are not fulfilled or complied with as herein provided, the Corporation may, at or prior to the Time of Closing, rescind this Agreement by notice in writing to the Investor and in such event the Corporation shall be released from all obligations hereunder save and except for the obligations set forth in Section 6.1.

5.6 Documents to be Delivered by the Corporation. At or before the Time of Closing the Corporation shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Investor the following documents, instruments and things, all in form and substance satisfactory to the Investor and the Investor's Solicitors:

       (a)    this Agreement duly executed by the Corporation;

       (b) a Certificate of Status for the Corporation from the Ministry of Consumer and Commercial Relations pursuant to the OBCA dated within two Business Days of the Closing Date;

       (c)    a certified copy of the Constating Documents as of the Closing
              Date;

       (d) to the Investor, a certified copy of the resolutions of the directors of the Corporation approving the Transaction Documents and the allotment and issuance of the Subscribed Shares;

       (e) certificates representing the Subscribed Shares, all registered in the name of the Investor as set out herein;

       (f) a receipt to the Investor indicating receipt by the Corporation of the Subscription Funds;

       (g) an opinion of legal counsel for the Corporation in a form acceptable to the Investor's Solicitors acting reasonably;

       (h) the Securityholders' Agreement, duly executed by the Corporation and all other parties thereto except the Investor;

       (i) a certified copy of the resolutions of the directors or shareholders of the Corporation, as necessary, approving the reconstitution of the board of directors of the Corporation and the election or appointment, as the case may be, of the Investor's nominee as provided for in the Securityholders' Agreement, initially being Ronald A. Woessner; and

       (j) all other documents and instruments requiring execution by the Corporation as the Investor may reasonably request pursuant to the terms and conditions of this Agreement.

5.7 Documents to be Delivered by the Investor at the Closing Date. At or before the Time of Closing, the Investor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Corporation the following documents, instruments and things, all in form and substance satisfactory to the
Corporation:

       (a)    this Agreement duly executed by the Investor;

       (b) payment of the Subscription Price as contemplated in Section 2.1 hereof;

       (c)    the Securityholders' Agreement, duly executed by the Investor; and

       (d) all other documents and instruments requiring execution by the Investor as the Corporation may reasonably request pursuant to the terms and conditions of this Agreement.

6.  PUBLIC ANNOUNCEMENTS

6.1 Disclosure by Corporation. The Corporation shall not, without the prior consent of the Investor, make any disclosure regarding the existence, purpose, scope, content, terms or conditions of this Agreement or other agreements relating thereto save to the extent such disclosure comprises information substantially already publicly available or unless it is necessary for the Corporation to make such disclosure in order to comply with a statutory obligation or the requirements of a competent government or statutory agency; provided that, where practicable, a copy of any proposed announcement or statement shall be furnished to the Investor 48 hours in advance of the proposed date of publication. Nothing herein shall prevent disclosure of the terms of this Agreement to a corporate party's directors, officers, employees or agents or its financial, legal, accounting or other advisors.

7.  NOTICES

7.1 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person (including by courier) or transmitted by telecopier, addressed as follows:

       (a)    to the Corporation:

              133 King Street East
              2(nd) Floor
              Toronto, Ontario
              M5C 1G6

              Attention:      Secretary

              Tel. No:        (416) 367-7301           Fax No: (416) 367-7333

              with a copy to:

              Davies, Ward & Beck LLP
              44(th) Floor
              1 First Canadian Place
              Toronto, Ontario
              M5X 1B1

              Attention:      Timothy H. Moran

              Tel. No:       (416) 863-5564            Fax No: (416) 863-0871

       (b)    to the Investor:

              ZixIt Corporation
              2711 N. Haskell Avenue
              Suite 2850, LB 36
              Dallas, Texas  75204

              Attention:     Chief Legal Officer

              Tel. No:       (214) 515-7300            Fax No: (214) 515-7385
              with a copy to:

              Stikeman Elliott
              Commerce Court West
              Suite 5300
              Toronto, Ontario  M5L 1B9
              Canada

              Attention:      Richard Clark

              Tel. No:       (416) 869-5546       Fax No: (416) 947-0866

        Any such communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, it such day is not a Business Day, on the next following Business Day).

        Any party may at any time change its address for service from time-to-time by giving notice to the other parties in accordance with the foregoing provisions of this Section 7.1

8.  GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, including all the Schedules hereto, and the agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

8.2 Waiver. The failure of a party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

8.3 Assignment. The Corporation shall not assign this Agreement or its interest herein or any part hereof except with the prior written consent of the Investor.

8.4 No Partnership. Neither this Agreement, nor any provisions of this Agreement, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

8.5 Further Assurances. Each of the parties hereto shall from time to time at the request of any of the other parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

8.6 Time. Time shall be of the essence of this Agreement.

8.7 Amendment. This Agreement may be amended or varied only by agreement in writing signed by each of the parties. Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as amended or varied from time to time.

8.8 Severability. It is the intention and agreement of the parties that, if any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part under present or future laws, that provision be curtailed to the extent required for its validity under the applicable law and, as so curtailed, shall be enforceable. Alternatively, the parties agree to substitute for such provision another provision that is legal, valid and enforceable and achieves the same or similar objectives. If this is not possible, the parties agree that should any provision of this Agreement be held invalid or unenforceable, such provision shall be ineffective only to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.9 Remedies. All remedies, rights, undertakings, obligations or agreements of the parties arising by law, this Agreement or otherwise shall be cumulative and none thereof shall be in limitation of any other right, remedy, undertaking, obligation or agreement of such party. Each party may follow any remedy to which such party is entitled by law, this Agreement or otherwise concurrently or successively at that party's option.

8.10 Governing Law and Attornment. This Agreement shall be exclusively governed by and interpreted in accordance with the laws from time to time in force in Ontario and the laws of Canada applicable thereto. This Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have non-exclusive jurisdiction to entertain any action arising under this Agreement. The parties hereto each hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

8.11 Legal Costs. If any action or other proceeding is filed or commenced by any party hereto against another with respect to the enforcement of this Agreement or with respect of an alleged breach, default or misrepresentation of any of the provisions of this Agreement, such party or parties shall, jointly and severally if there is more than one, be entitled to recover, if successful, their reasonable lawyers' fees on a solicitor and client basis and all related reasonable disbursements, Taxes, costs and expenses incurred in that legal action or proceeding, in addition to any other relief to which such party may be entitled.

8.12 Benefit of Agreement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8.13 Counterparts. This Agreement may be executed by facsimile and in as many counterparts as are necessary, each of which shall be deemed to be an original, and shall be binding on each party when each party hereto has signed and delivered one such counterpart. When a counterpart of this Agreement has been executed by each party, all counterparts together shall constitute one agreement.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set forth above.

                                              MAPTUIT CORPORATION

                                              Per: /s/ WILLIAM K. TAPSCOTT
                                                  ------------------------------
                                              Per:
                                                  ------------------------------

                                              ZIXIT CORPORATION

                                              Per: /s/ RONALD A. WOESSNER
                                                  ------------------------------

                                              Its: S.V.P.
                                                  ------------------------------